                                                                    Exhibit 11.1


                            Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                   (Unaudited)




                                                                             Three Months Ended September 30,
                                                          ----------------------------------------------------------------------
                                                                       1996                                    1995
                                                          ------------------------------         -------------------------------
                                                                               Fully                                   Fully
                                                           Primary            Diluted               Primary           Diluted

  I.  Weighted Shares Outstanding, Net of Treasury
         Stock Outstanding - Beginning of Period:            6,693,646          6,693,646             6,683,646         6,683,646

              Options and warrants exercised                                                              9,451             9,451

 II.  Weighted Equivalent Shares:

             Assumed options and warrants exercised             29,041             21,773                28,646            30,883
                                                            ----------         ----------            ----------        ----------
III.  Weighted Average Shares and Equivalent Shares          6,722,687          6,715,419             6,721,743         6,723,980
                                                            ==========         ==========            ==========        ==========

 IV.  Net Income (Loss):

         Continuing operations                            $     12,630        $    12,630        ($       2,464)   ($       2,464)

         Discontinued operations                                                                          5,114             5,114
                                                          ------------        -----------         -------------     -------------
                                                          $     12,630        $    12,630         $       2,650     $       2,650
                                                          ============        ===========         =============     =============

  V.  Net Income (Loss) Per Share:

         Continuing operations                            $       1.88        $      1.88        ($         .37)   ($         .37)

         Discontinued operations, as adjusted                    -                 -                        .76               .76
                                                          ------------        -----------         -------------     -------------
                                                          $       1.88        $      1.88         $         .39     $         .39
                                                          ============        ===========         =============     =============


                                                                    Exhibit 11.1


                           Castle Energy Corporation
                 Statement of Computation of Earnings Per Share
                (Dollars in thousands, except per share amounts)
                                  (Unaudited)




                                                                           Twelve Months Ended September 30,
                                                          ----------------------------------------------------------------------
                                                                       1996                                    1995
                                                          ------------------------------         -------------------------------
                                                                               Fully                                   Fully
                                                           Primary            Diluted               Primary           Diluted



 I.  Weighted Shares Outstanding, Net of Treasury
        Stock Outstanding - Beginning of Period:             6,693,646          6,693,646             7,627,646         7,627,646

             Stock, net                                              -                  -              (929,174)         (929,174)

             Options and warrants exercised                          -                  -                11,986            11,986

II.  Weighted Equivalent Shares:

            Assumed options and warrants exercised              25,191             21,506                47,890            37,988

            Assumed debenture conversion                         -                  -                    19,200            19,200
                                                          ------------        -----------         -------------     -------------

III.  Weighted Average Shares and Equivalent Shares          6,718,837          6,715,152             6,777,548         6,767,646
                                                          ============       ============         =============     =============

IV.  Net Income (Loss):

        Continuing operations                             $     25,074       $     25,074         ($     26,040)     ($    26,040)

        Discontinued operations:

            Before adjustment                                        -                  -                40,937            40,937

            Assumed interest savings as if convertible
            debentures exercised and retired                         -                  -                    12                12
                                                          ------------       ------------         -------------     -------------
                                                          $     25,074       $     25,074         $      14,909     $      14,909
                                                          ============       ============         =============     =============

 V.  Net Income (Loss) Per Share:

        Continuing operations                             $       3.73       $       3.73        ($        3.84)   ($        3.84)
        Discontinued operations, as adjusted                        -                  -                   6.04              6.04
                                                          ------------       ------------         -------------     -------------
                                                          $       3.73       $       3.73         $        2.20     $        2.20
                                                          ============       ============         =============     =============
